Exhibit 99.1

Jabil Posts Third Quarter Results

Strong Cash Flow from Operations

St. Petersburg, FL – June 19, 2013... Today Jabil Circuit, Inc. (NYSE: JBL), announced preliminary, unaudited financial results for its third quarter of fiscal year 2013. For the quarter, Jabil’s revenue increased 5.1 percent to $4.5 billion, over the third quarter of fiscal year 2012.

Jabil’s three reporting segments delivered the following revenue results for the company’s third fiscal quarter:

•	Diversified Manufacturing: $1.8 billion.

•	Enterprise & Infrastructure: $1.4 billion.

•	High Velocity: $1.3 billion.

“We are pleased with our progress on the diversification of our business and the positive benefits it affords the company,” said Jabil’s Chief Executive Officer, Mark T. Mondello. “We expect this diversification to continue during our fourth fiscal quarter as we finalize our acquisition of Nypro, which is expected to close on the 1st of July,” he said.

Other highlights from the quarter included producing $504 million cash flow from operations. “Thanks to the dedication of our global workforce, we have generated $810 million cash flow from operations year to date and are on track to deliver $1 billion for our full fiscal year,” said Mondello.

Generally accepted accounting principles (GAAP) operating income for the third quarter of fiscal year 2013 was $103.7 million and GAAP diluted earnings per share were 24 cents. The company said that $28 million in restructuring activity and a $26 million non-cash charge related to a note receivable and related charges impacted GAAP operating income.

Core operating income results excluding amortization of intangibles, stock-based compensation, restructuring and related charges and impairment of notes receivable and related charges was $176.9 million and core diluted earnings per share was 56 cents.

(Definitions used: “GAAP” means U.S. generally accepted accounting principles. Jabil defines core operating income as GAAP operating income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, impairment of notes receivable and related charges, goodwill impairment charges, certain distressed customer charges, settlement of receivables and related charges and loss on disposal of subsidiaries. Jabil defines core earnings as GAAP net income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, impairment of notes receivable and related charges, goodwill impairment charges, certain distressed customer charges, settlement of receivables and related charges, loss on disposal of subsidiaries, certain other expenses, net of tax and certain deferred tax valuation allowance charges. Jabil defines core diluted earnings per share as core earnings divided by the weighted average number of outstanding diluted shares determined under GAAP. Jabil calculates core return on invested capital by annualizing its after-tax core operating income for its most recently-ended quarter and dividing that by a two quarter average net invested capital base. Jabil reports core operating income, core earnings, core diluted and basic earnings per share and core return on invested capital to provide investors an additional method for assessing operating income, earnings, diluted earnings per share and return on invested capital from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its GAAP operating income, its calculation of core earnings and core diluted earnings per share to its GAAP net income and GAAP earnings per share, its calculation of core return on invested capital and additional information in the supplemental information.)

Quarterly Results	Q3 2013	Q3 2012
Net revenue	$4.5 billion	$4.3 billion
GAAP operating income	$103.7 million	$156.6 million
GAAP net income	$49.6 million	$101.6 million
GAAP diluted earnings per share	$0.24	$0.48
GAAP return on invested capital	12.0%	19.1%
Core operating income	$176.9 million	$190.3 million
Core earnings	$115.6 million	$134.4 million
Core diluted earnings per share	$0.56	$0.64
Core return on invested capital	21.8%	24.0%

Fiscal Q4 2013 Guidance, including Nypro acquisition:

Net revenue	$4.45 billion to $4.65 billion
Core operating income	$165 million to $185 million
Core earnings per share	$0.50 to $0.58 per diluted share
GAAP operating income	$63 million to $83 million
GAAP earnings per share	$0.04 to $0.12 per diluted share

Jabil indicated it expects to incur Nypro-related acquisition costs and purchase accounting adjustments of $10 million during its fourth fiscal quarter. This sum is excluded from the above core operating guidance.

(GAAP earnings per share for the fourth quarter of fiscal 2013 are currently estimated to include $0.02 per share for amortization of intangibles, $0.08 per share for stock-based compensation, $0.32 per share for restructuring and related charges and $.04 for acquisition related charges and adjustments.)

Year over Year Segment Revenue Guidance:

•	Diversified Manufacturing Services to remain consistent.

•	Enterprise & Infrastructure to remain consistent.

•	High Velocity to increase fifteen percent.

In addition to the segment guidance, Jabil announced its intention to realign its global operations to more appropriately reflect current market conditions and customer needs. The company indicated that they began consultation with employees during the third fiscal quarter. Jabil management did not provide specific locations under consideration out of respect for employees, their families and their representatives, and statutory and consultation periods required. The company currently estimates that the realignment could result in approximately $188 million of charges, including the $28 million of charges incurred during the company’s third quarter. It is currently estimated that $60 to $70 million will be recorded in Jabil’s fourth fiscal quarter of 2013 and the balance during its fiscal years 2014 and 2015. Jabil estimates that the majority of the $140 million cash associated with these actions will be used in fiscal 2014.

FORWARD LOOKING STATEMENT: This news release contains forward-looking statements, including those regarding our anticipated financial results for our third quarter of fiscal year 2013; the anticipated closing date of the Nypro acquisition; the continuation of diversification during the fourth fiscal quarter as the Nypro acquisition is finalized; and our currently expected fourth quarter of fiscal year 2013 net revenue (including that of our segments), core operating income, GAAP operating income, core and GAAP earnings per share results and the components thereof. The statements in this news release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: our determination as we finalize our financial results for our third fiscal quarter of fiscal year 2013 that our financial results and conditions differ from our current preliminary unaudited numbers set forth herein; the Nypro transaction failing to close or closing later than expected; our ability to diversify our business during the fourth fiscal quarter; fluctuations in our stock’s market price; fluctuations in operating results and cash flows; unexpected, adverse seasonal impacts on demand; changes in macroeconomic conditions, both in the U.S. and internationally; our financial performance during and after the current economic conditions; our ability to maintain and improve costs, quality and delivery for our customers; risks and costs inherent in litigation; whether our realignment of our capacity will adversely affect our cost structure, ability to service customers and labor relations; our ability to take advantage of perceived benefits of offering customers vertically integrated services; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing rapid declines in customer demand and other related customer challenges that may occur; our ability to successfully consummate acquisitions and divestitures; managing the integration of businesses we acquire; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; business and competitive factors generally affecting the electronic manufacturing services industry, our customers and our business; other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended August 31, 2012, subsequent Reports on Forms 10-Q and 8-K and our other securities filings. Jabil disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Supplemental Information: The financial results disclosed in this release include certain measures calculated and presented in accordance with GAAP. In addition to the GAAP financial measures, Jabil provides supplemental, non-GAAP financial measures to facilitate evaluation of Jabil’s core operating performance. The non-GAAP financial measures disclosed in this release exclude certain amounts that are included in the most directly comparable GAAP measures. The non-GAAP or core financial measures disclosed in this release do not have standard meanings and may vary from the non-GAAP financial measures used by other companies. Management believes core financial measures (which exclude the effects of the amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, impairment of notes receivable and related charges, goodwill impairment charges, certain distressed customer charges, settlement of receivables and related charges, loss on disposal of subsidiaries, certain other expenses, net of tax and certain deferred tax valuation allowance charges) are a useful measure that facilitates evaluating the past and future performance of Jabil’s ongoing operations on a comparable basis. Jabil reports core operating income, core return on invested capital, core earnings and core diluted and basic earnings per share to provide investors an additional method for assessing operating income, earnings and earnings per share from what it believes are its core manufacturing operations. Included in this release are Condensed Consolidated Statements of Operations as well as a reconciliation of the disclosed core financial measures to the most directly comparable GAAP financial measures.

Company Conference Call Information: Jabil will hold a conference call to discuss the third fiscal quarter 2013 earnings today at 4:30 p.m. ET live on the Internet at http://www.jabil.com. The call will be recorded and archived on the web at http://www.jabil.com. A taped replay of the conference call will also be available June 19, 2013 at approximately 7:30 p.m. ET through midnight on June 26, 2013. To access the replay, call (855) 859-2056 from within the United States, or (404) 537-3406 outside the United States. The pass code is: 91127885. An archived webcast of the conference call will be available at http://www.jabil.com/investors/.

About Jabil

Jabil is an electronic product solutions company providing comprehensive electronics design, manufacturing and aftermarket product management services to global electronics and technology companies. Offering complete product supply chain management from facilities in 30 countries, Jabil provides comprehensive, individualized-focused solutions to customers in a broad range of industries. Jabil common stock is traded on the New York Stock Exchange under the symbol, “JBL”. Further information is available on Jabil’s website: jabil.com.

Investor & Media Contact:

Beth Walters

Senior Vice President, Investor Relations & Communications

Jabil Circuit, Inc.

(727) 803-3511

beth_walters@jabil.com

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	May 31, 2013 (Unaudited)	August 31, 2012

ASSETS
Current assets:
Cash and cash equivalents	$1,351,726	$1,217,256
Accounts receivable, net	1,008,106	1,125,015
Inventories	2,356,304	2,268,949
Prepaid expenses and other current assets	1,044,557	989,326
Income taxes receivable	11,988	10,949
Deferred income taxes	35,508	27,833

Total current assets	5,808,189	5,639,328

Property, plant and equipment, net	1,939,848	1,779,155
Goodwill and intangible assets, net	214,382	214,071
Deferred income taxes	95,734	73,411
Other assets	75,331	97,176

Total assets	$8,133,484	$7,803,141

LIABILITIES AND EQUITY
Current liabilities:
Current installments of notes payable and long-term debt	$9,459	$18,031
Accounts payable	3,085,848	2,992,865
Accrued expenses	954,488	808,480
Income taxes payable	33,178	35,665
Deferred income taxes	6,600	3,955

Total current liabilities	4,089,573	3,858,996

Notes payable and long-term debt, less current installments	1,651,359	1,658,326
Other liabilities	78,265	85,714
Income tax liabilities	81,558	68,525
Deferred income taxes	25,710	24,245

Total liabilities	5,926,465	5,695,806

Commitments and contingencies Equity:
Jabil Circuit, Inc. stockholders’ equity:
Preferred stock	—	—
Common stock	237	232
Additional paid-in capital	1,816,335	1,752,847
Retained earnings	961,160	766,934
Accumulated other comprehensive income	98,616	106,275
Treasury stock, at cost	(670,761)	(521,231)

Total Jabil Circuit, Inc. stockholders’ equity	2,205,587	2,105,057

Noncontrolling interests	1,432	2,278

Total equity	2,207,019	2,107,335

Total liabilities and equity	$8,133,484	$7,803,141

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per share data)

(Unaudited)

	Three months ended		Nine months ended
	May 31, 2013	May 31, 2012	May 31, 2013	May 31, 2012

Net revenue	$4,467,767	$4,250,918	$13,522,036	$12,813,861
Cost of revenue	4,135,272	3,921,595	12,514,419	11,822,364

Gross profit	332,495	329,323	1,007,617	991,497

Operating expenses:
Selling, general and administrative	164,813	162,748	498,773	481,382
Research and development	6,475	6,518	21,393	19,053
Amortization of intangibles	3,472	3,454	10,394	13,399
Restructuring and related charges	28,392	—	28,392	—
Impairment of notes receivable and related charges	25,597	—	25,597	—

Operating income	103,746	156,603	423,068	477,663

Interest and other, net	31,850	27,628	92,827	83,227

Income before income tax	71,896	128,975	330,241	394,436

Income tax expense	22,268	27,377	86,940	80,812

Net income	49,628	101,598	243,301	313,624

Net (loss) income attributable to noncontrolling interests, net of income tax expense	(455)	278	(1,162)	1,734

Net income attributable to Jabil Circuit, Inc.	$50,083	$101,320	$244,463	$311,890

Earnings per share attributable to the stockholders of Jabil Circuit, Inc.:
Basic	$0.25	$0.49	$1.20	$1.51

Diluted	$0.24	$0.48	$1.18	$1.47

Weighted average shares outstanding:
Basic	202,648	206,298	203,142	206,326

Diluted	207,569	211,541	207,540	211,749

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine months ended
	May 31, 2013	May 31, 2012
Cash flows from operating activities:
Net income	$243,301	$313,624
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	295,710	262,186
Recognition of stock-based compensation expense	52,201	59,857
Deferred income taxes	(28,635)	(10,573)
Impairment of notes receivable and related charges	25,597	—
Other, net	6,708	17,532
Changes in operating assets and liabilities, exclusive of net assets acquired:
Accounts receivable	113,134	(22,634)
Inventories	(85,855)	(162,076)
Prepaid expenses and other current assets	(59,259)	(201,715)
Other assets	(1,497)	(3,302)
Accounts payable and accrued expenses	239,209	(52,439)
Income taxes payable	9,067	(8,933)

Net cash provided by operating activities	809,681	191,527

Cash flows from investing activities:
Acquisition of property, plant and equipment	(452,993)	(291,792)
Proceeds from sale of property, plant and equipment	11,274	12,555
Cash paid for business and intangible asset acquisitions, net of cash acquired	(9,662)	(125,098)
Cost of receivables acquired, net of cash collections	—	517
Investments in non-marketable equity securities	(2,942)	—

Net cash used in investing activities	(454,323)	(403,818)

Cash flows from financing activities:
Borrowings under debt agreements	3,169,401	7,033,854
Payments towards debt agreements	(3,184,810)	(6,783,726)
Payments to acquire treasury stock	(129,262)	(70,991)
Dividends paid to stockholders	(51,743)	(48,716)
Dividends paid to noncontrolling interest	—	(333)
Net proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	10,899	18,576
Treasury stock minimum tax withholding related to vesting of restricted stock	(20,268)	(31,181)
Debt issuance costs	—	(5,014)
Excess tax benefit related to stock awards	330	750
Capital contribution to noncontrolling interest	316	—
Cash paid to purchase noncontrolling interest	—	(20,501)

Net cash (used in) provided by financing activities	(205,137)	92,718

Effect of exchange rate changes on cash and cash equivalents	(15,751)	(26,909)

Net increase (decrease) in cash and cash equivalents	134,470	(146,482)
Cash and cash equivalents at beginning of period	1,217,256	888,611

Cash and cash equivalents at end of period	$1,351,726	$742,129

JABIL CIRCUIT, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES

(in thousands, except for per share data)

(Unaudited)

	Three months ended		Nine months ended
	May 31, 2013	May 31, 2012	May 31, 2013	May 31, 2012
Operating income (GAAP)	$103,746	$156,603	$423,068	$477,663
Amortization of intangibles	3,472	3,454	10,394	13,399
Distressed customer charge	—	10,149	—	10,149
Stock-based compensation and related charges	15,688	20,123	52,201	59,857
Restructuring and related charges	28,392	—	28,392	—
Impairment of notes receivable and related charges	25,597	—	25,597	—

Core operating income (Non-GAAP)	$176,895	$190,329	$539,652	$561,068

Net income attributable to Jabil Circuit, Inc. (GAAP)	$50,083	$101,320	$244,463	$311,890
Amortization of intangibles, net of tax	3,186	3,180	9,837	13,099
Distressed customer charge	—	10,149	—	10,149
Stock-based compensation and related charges, net of tax	16,042	19,792	52,115	58,656
Restructuring and related charges, net of tax	26,574	—	26,574	—
Impairment of notes receivable and related charges, net of tax	19,747	—	19,747	—

Core earnings (Non-GAAP)	$115,632	$134,441	$352,736	$393,794

Earnings per share: (GAAP)
Basic	$0.25	$0.49	$1.20	$1.51

Diluted	$0.24	$0.48	$1.18	$1.47

Core earnings per share: (Non-GAAP)
Basic	$0.57	$0.65	$1.74	$1.91

Diluted	$0.56	$0.64	$1.70	$1.86

Weighted average shares outstanding used in the calculations of earnings per share (GAAP and Non-GAAP):
Basic	202,648	206,298	203,142	206,326

Diluted	207,569	211,541	207,540	211,749

JABIL CIRCUIT, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES

(in thousands)

(Unaudited)

CALCULATION OF RETURN ON INVESTED CAPITAL AND

CORE RETURN ON INVESTED CAPITAL

The Company calculates: (1) its “Return on Invested Capital” by annualizing its “after-tax GAAP operating income” for its most recently-ended quarter and dividing that by a two quarter average of its “net invested capital asset base” and (2) its “Core Return on Invested Capital” by annualizing its “after-tax non-GAAP core operating income” for its most recently-ended quarter and dividing that by a two quarter average of its “net invested capital asset base.”

The Company calculates: (1) its “after-tax GAAP operating income” by subtracting a certain tax effect (the calculation of which is explained below) from its GAAP operating income and (2) its “after-tax non-GAAP core operating income” by subtracting a certain tax effect (the calculation of which is explained below) from its non-GAAP core operating income. See elsewhere in this earnings release for a reconciliation of the Company’s non-GAAP core operating income to its GAAP operating income.

The Company calculates “net invested capital asset base” as the sum of the averages (the calculations of which are explained below) of (1) its stockholders’ equity, (2) the non-current portion of its notes payable and long term debt and (3) the current portion of its notes payable and long term debt, less the average (the calculation of which is explained below) of its cash and cash equivalents.

The following table reconciles (1) “Return on Invested Capital,” as calculated using “after-tax GAAP operating income” to (2) “Core Return on Invested Capital,” as calculated using “after-tax non-GAAP core operating income”:

	Three months ended
	May 31,	May 31,
	2013	2012
Numerator:
Operating income (GAAP)	$103,746	$156,603
Tax effect (1)	(22,620)	(27,625)

After-tax operating income	81,126	128,978
	x4	x4

Annualized after-tax operating income	$324,504	$515,912

Core operating income (Non-GAAP)	$176,895	$190,329
Tax effect (2)	(30,101)	(28,183)

After-tax core operating income	146,794	162,146
	x4	x4

Annualized after-tax core operating income	$587,176	$648,584

Denominator:
Average total Jabil Circuit, Inc. stockholders’ equity (3)	$2,190,845	$2,007,199
Average notes payable and long-term debt, less current installments (3)	1,652,534	1,126,315
Average current installments of notes payable and long-term debt (3)	59,529	289,010
Average cash and cash equivalents (3)	(1,206,691)	(724,740)

Net invested capital asset base	$2,696,217	$2,697,784

Return on Invested Capital (GAAP)	12.0%	19.1%
Adjustments noted above	9.8%	4.9%
Core Return on Invested Capital (Non-GAAP)	21.8%	24.0%

(1)	This amount is calculated by adding the amount of income taxes attributable to its operating income (GAAP) and its interest expense.
(2)	This amount is calculated by adding the amount of income taxes attributable to its core operating income (Non-GAAP) and its interest expense.
(3)	The average is based on the addition of the account balance at the end of the most recently-ended quarter to the account balance at the end of the prior quarter and dividing by two.